UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 17, 2012

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 17, 2012, Unifi Manufacturing, Inc. (the “Company”), a wholly owned subsidiary of Unifi, Inc. (the “Registrant”), entered into a First Amendment to Yarn Purchase Agreement (the “First Amendment”) with Hanesbrands Inc. (“HBI”), which amends the Yarn Purchase Agreement between the Company and HBI dated November 6, 2009 (the “Agreement”).  Pursuant to the Agreement, HBI agreed to purchase certain yarns (the “Products”) from the Company to fulfill a substantial portion of HBI’s Products requirements in the Western Hemisphere.  The First Amendment provides for an extension of the initial term of the Agreement, which will now expire on December 31, 2013, provided that upon the consent of both HBI and the Company, the Agreement may be extended for successive one year terms.  The First Amendment also includes updated pricing schedules for the Products effective January 1, 2012.  The prices for the Products will be as set forth in the First Amendment or will be determined from time to time in accordance with the Agreement.

The First Amendment will be filed as an exhibit to a future periodic report of the Registrant, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:         /S/ CHARLES F. MCCOY
Charles F.  McCoy
Vice President, Secretary and General Counsel

Dated:                 July 19, 2012